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INTERCREDITOR AND SUBORDINATION AGREEMENT

     THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (the *Agreement") is entered into as of October 31, 1993 by and among Concord Growth Corporation, & California corporation ("Senior Lender") and Seacoast Capital Partners Limited Partnership, a Delaware limited partnership, Allied Investment Corporation, a Maryland corporation, Allied Investment Corporation II, a Maryland corporation and Allied Capital Corporation II, a Maryland corporation (individually and collectively, the 'Subordinated Lender"), with reference to the following facts.

A. Senior lender has made, or in the. future may make, certain loans and financial accommodations to Labor Ready, Inc., a Washington corporation, Labor Ready of Nevada, Inc., a Washington corporation and Labor Ready Franchise Development Corp. Inc., a Washington corporation (individually and collectively, the "Borrower) pursuant to the terms of that certain Loan Agreement (as defined below);

B. Subordinated Lender has made, or in the future may make, credit accommodations available to Borrower pursuant to terms of the Note Purchase Agreement (as defined below) ; and

C. Subordinated Lender and Senior Lender desire to confirm, as between themselves, their respective rights and priorities with respect to the Senior Debt (as defined below) Subordinated Debt (as defined below) and the collateral (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Senior Lender to make the loans and financial accommodations provided for in the Loan Agreement, Senior Lender and Subordinated Lender agree as follows:

1. Definitions. The following terms shall have the meanings specified below.

    "Agreement" shall have the meaning assigned to such term in the first paragraph of this Agreement.

    "Blockage Period" shall have meaning assigned to such term in
Section 2.4.

    "Borrower" shall have the meaning assigned to such term in Recital A, and shall include any and all successors and assigns.

    "Collateral" means any and all property which now constitutes or hereafter will constitate collateral. or other security for payment of the Senior Debt pursuant to the Loan Documents or otherwise.

    "Default Period" shall have the meaning assigned to such term in
Section 2.4.

    "Enforcement Period' shall have the meaning assigned to it in
Section 2.5.

    "Expenses" shall have the meaning assigned to such term in Section
2.2.

    "Guarantor" shall mean Labour Ready Temporary Services Ltd., and any and all successors and assigns.

    "Loan Agreement" means that certain Amended and Restated Loan Agreementt dated as of October 31, 1995 between Borrower and Senior Lender, as such Loan Agreement has been or may hereafter be restated, amended, increased, supplemented or otherwise modified from time to time.

    "Loan Documents" means each and every "Loan Document," as defined in the Loan Agreement, including without 1imitation, the Loan Agreement, the Security Agreement (as defined in the Loan Agreement) and the Senior Guaranties.

    "Missed Payments" shall have the meaning assigned to such term in section 2.4.

    "Note Purchase Agreement" means that certain Note Purchase Agreement dated as of October 31, 1995 by and among Borrower and Subordinated Lender, as the same may be restated, amended, supp1emented or otherwise modified from time to time.

     "Senior Debt" means (i) all principal advances by Senior Lender to Borrower under the Loan Agreement up to an aggregate principal amount outstanding at any time of not more than $5,500,000 (ii) any and all obligations and liabilities of Borrower to Senior Lender, other than obligations and liabilities for principal advances, under or pursuant to the Loan Agreement, or the Loan Documents, and (iii) any and all obligations and liabilities of Guarantor or any other person or entity to senior lender under or pursuant to the Senior Guaranties, in each case now existing or hereafter arising, and with respect to clauses (ii) and (iii) above, of every kind and description, direct or indirect, absolute or contingent, whether consisting of premium, interest, penalties;, fees (including attorneys' fees) experts fees, indemnification obligations, liabilities for breaches of representations or warranties or other obligations or liabilities of any kind, together with any and all reneewals, extensions, modifications, increases and replacements of any of the foregoing; provided, that in the event Borrower files or has filed against it a petition under the United States Bankruptcy code, the definition of Senior Debt shall include postpetition interest on prepetition indebtedness only to the extent such postpetition interest is recoverable under the United States Bankruptcy Code; provided, further; that the definition of Senior Debt includes postpetition interest on postpetition financing provided by Senior Lender; provided further, that with respect to clause (iii) above, the inc1usion of the guaranty obligations shall not have the effect of increasing the principal amount set forth in clause (i) above.

    "Senior Guaranties" means that certain Guarantee and Postponement of Claim, dated as a October 21, 1995, executed, by Labour Ready Temporary Services Ltd., in favor of Senior Lender, and any other guarantee pursuant to which a guarantor guarantees payment of the obligations of Borrower to Senior Lender.

    "Senior Lender" shall have the meaning assigned to such term in the first paragraph of this Agreement and shall include any participants and co-lenders that may from time to time be participants in or co-lenders under, the Loan Agreement, and, any and all successors and assigns.

    "Subordinated Debt" means (i) any and all obligations and liabilities of Borrower to Subordinated Lender, and (ii). any and all obligations and liabilities of Guarantor or any other person or entity to Subordinated Lender under or pursuant to' the Subordinated Guaranties, in each case of every kind and description, direct or indirect, absolute or contingent, now existing or thereafter arising, Including, without limitation, obligations under the Subordinated Notes. the Note Purchase Agreement or the other Subordinated Lender Documents, whether,consisting of principal, premiums, interest (including post-petition interest accrued subsequent to the filing of any petition under any bankruptcy, insolvency or similar law, penalties, fees, expenses
 .indemnification obligations, liabilities for breaches of representations or warranties or other obligations or liabilities of any kind including any put obligations, together with any and all renewals, extensions, modifications, increases and replacements of any of the foregoing.

    "Subordinated Guaranties" means that certain Unconditional Guaranty Agreement, dated as of October 31, 1995, executed by Labour Ready
Temporary Services, Ltd. in favor of Subordinated Lender, and any other guaranty pursuant to which guarantor guarantees payment of the obligations of Borrower to Subordinated Lender.

    "Subordinated Lender" shall have the meaning assigned to such term in the first paragraph of this Agreement, together with each and every future holder of any Subordinated Note and any and all successors and assigns.

    "Subordinated Lender Documents" means each and every agreement, instrument, promissory note, financing statement and document executed in connection with or as security for the Subordinated Debt, including, without limitation, the Subordinated Notes, the Note Purchase Agreement and the Subordinated Guaranties; provided that the 'Warrant Documents" as defined in the Note Purchase Agreement, existing and as in effect on the date of this Agreement, shall not be included in the definition of Subordinated Lender documents; provided further, that any "put" or debt obligations of Borrower to Subordinated Lender under such Warrant Documents shall be - included in the definition of "Subordinated Debt."

    "Subordinated Notes" means each of the subordinated notes to be executed by Borrower and payable to the order of Subordinated Lender pursuant to the Note Purchase Agreement as any of the foregoing may be renewed, extended, consolidated; increased, replaced or otherwise modified at any time, and from time to time, in accordance with the terms hereof.

2 .  SUBORDINATION.

    2.1 Subordinated Debt Subordinate to Senior Debt. Subordinated Lender agrees that (i) to the extent and in the manner set forth in this Agreement, all Subordinated debt is expressly made subordinate in priority and subject in right and priority of payment to the prior performance and payment in full, in cash or cash equivalents, of the Senior Debt, and (ii)Subordinated Lender's liens upon and security interests in the Collateral are absolutely subordinate to the priority of the liens and security interests of Senior Lender in the Collateral, notwithstanding the date, order, or manner of the granting or perfection of any security interest in or Lien upon the Collateral. Except as otherwise provided in Sections 2.2, 2.4, and 2.5 hereof, Subordinated Lender will not ask for, demand; sue for, take, receive, or possess from Borrower by setoff, recoupment, collection or enforcement actions against Borrower, enforcement of rights in Collateral, foreclosure, or any other manner, all or any payment of the Subordinated Debt whether by the institution or. commencement of a bankruptcy proceeding or other judicial action or otherwise, unless and until the Senior Debt has been fully paid and satisfied. Without limiting the generality of the foregoing, unless and until the Senior Debt' has been fully paid and satisfied, Subordinated Lender shall not attempt to verify the validity, amount, or any other matter relating to, and shall not notify any account debtor on, any account of Borrower; and, except as provided in
Section 2.4 and 2.5 hereof, Subordinated Lender shall not take any action to enforce its liens or security interests in any Collateral. Notwithstanding that Subordinated Lender has a lien on certain real property of Borrower and that Senior Lender does; not have a lien on such real property, Subordinated Lender agrees that the Blockage Period provisions set forth in Sections 2.4 and 2.5 apply to actions in connection with the real property as if such real property was included in the definition of Collateral.

2.2 Permitted Payments. Nothing contained in Section 2 shall prevent Subordinated Lender from receiving from Borrower (i) regularly scheduled payments of principal and interest on the Subordinated Note, or (ii) payment of reimbursable out-of-pocket costs and expenses that have been incurred and are then due and payable under. the Subordinated Lender Documents, up to a maximum amount of $10,000 per month (the "Expenses"),except (a) during the pendency of any case proceeding, disso1ution, liquidation, or other winding up, assignment for the benefit; of creditors or other marshalling of assets and liabilities of Borrower referred to in Section 2.3 or (b) under the conditions described in Sections 2.4 and 2.5. With respect to payment of Expenses, in the event Borrower pays less than $10,000 in any month, the remaining portion of such $10,000 shall not be added to the amount permitted for the next month and so on, and no anticipated expenses may be prepaid. For purposes of this Agreement, regularly scheduled payments of principal specifically do not include payment of any mandatory prepayments required under the Subordinated Lender Documents.

2.3 Payment Over Of Proceeds Upon Bankruptcy or Disso1ution. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, or other similar case or proceeding in connection therewith, relative to Borrower or to its creditors, as such. or to its assets, commenced or filed after the date hereof, or (ii)any liquidation, dissolution, or other Winding up of Borrower whether voluntary or invo1untary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other. marshalling of assets; or liabilities of Borrower, then and in any such event:

A. Senior Lender shall be entitled to receive payment in full, in cash or cash equivalents, of all amounts due on or in respect of the Senior Debt or provision satisfactory to Senior Lender shall be made for such payment, before Subordinated Lender is entitled to receive any payment or distribution of any kind or character on account of any indebtedness of Borrower to Subordinated Lender under any of the Subordinated Lender Documents or otherwise, including, without limitation, principal of, or interest on the Subordinated Note; and

B. Any payment or distribution of assets of Borrower of any kind or character, whether in cash, property or securities by setoff or otherwise, to which Subordinated Lender would be entitled, under any of the Subordinated Lender Documents, or otherwise, but for the provisions of this Section 2.3, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver, or otherwise, directly to senior Lender to the extent necessary to make payment in full, in cash or cash equivalents, of the Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for Senior Lender, and Senior Lender shall be empowered to demand, sue for, collect, and receive every such payment or distribution.

Notwithstanding the foregoing or anything to the contrary in this Agreement, Subordinated Lender shall not be required to pay over to senior Lender any common stock or other securities received by Subordinated Lender from Borrower that are subordinated and junior in right and time of payment to the Senior Debt at Least to the extent provided in this Agreement.

2.4 Suspension of Payment When Senior Debt in Default. Upon (i) the occurrence of an "Event of Default" under and as defined in the Loan Agreement, and (ii) receipt by Subordinated Lender from Senior Lender of written notice of such occurrence together with a copy of the default notice sent by Senior Lender to Borrower ("Default Notice") , for a period (for purposes of this Section and Section 2.5, a "Blockage Period") equal to the lesser of (a) 180 days from the date of Borrower's receipt of a Default Notice, or (b) the Period during which the Event of Default is in effect and until senior Lender has confirmed to Borrower in writing that such Event of Default has been cured or waived pursuant to the Senior Lender Documents or the Senior Debt has been fully satisfied ("Default Period"), Subordinated Lender shall not receive any payments otherwise permitted under Section 2.2, and shall not ask for, demand, sue for, take, or receive from Borrower, by setoff, recoupment, enforcement of rights in Collateral, or otherwise, any payment or distribution of any assets of Borrower of any kind or character on account of the Subordinated Debt. If the Blockage Period. ends because the Event of Default has been cured or waived, Subordinated Lender may receive from Borrower regularly scheduled payments of principal, interest and Expenses that (i) Borrower did not pay during the Blockage Period (but not any other amounts due as a result of an acceleration by Subordinated Lender) (the missed Payments) and (ii) are due and payable after the Blockage Period, so Long as no subsequent Blockage Period is in effect. If the Blockage Period ends and the Event of Default is a payment or monetary default and such payment or monetary default has not been cured or otherwise waived, Subordinated Lender may not receive any Missed Payments but may take any action otherwise prohibited during the Blockage Period, as described above; provided, that if, in such ease, Subordinated Lender takes any such action, or receives any payments from Borrower absent any such action, any monies or other assets received by Subordinated Lender shall be held in trust for Senior Lender and immediately paid over to Senior Lender for application to the Senior Debt. If the Blockage Period ends and the Event of Default is a non-monetery, non-payment default and such default has not been cured or otherwise waived, Subordinated Lender may receive from Borrower any Missed Payments and any regularly scheduled payments of principal, interest and Expenses due after such Blockage Period, so long as no subsequent Blockage Period is in effect, unless Senior Lender has accelerated the Senior Debt Notwithstanding the foregoing, (i) not more than one Default Notice shall be given within a period equal to the lesser of: (a) 210 consecutive days, or (b) 30 consecutive days after the end of a Default Period, (ii) no Event of Default that existed or was continuing on the date of any Default Notice shall be made the basis for the giving of a subsequent Default Notice, unless such Event of Default has been cured or waived for a period of not less than.. 30 consecutive days subsequent to the end of the immediately preceding Blockage Period, (iii) not more than one Blockage Period under this
Section 2.4 or Section 2.5 or both shall be in effect during any period of the lesser of (a) 210 consecutive days, or (b) 30 consecutive days from the end of, the immediately proceeding Blockage Period under this
Section 2.4 or Section 2.5 or both. Nothing in Section 2.1, this Section
2.4 or in section 2.5 shall prohibit Subordinated Lender during any Blockage Period from (i) commencing or joining an involuntary case against Borrower under the United States Bankruptcy Code, (ii) accelerating the Subordinated Debt, (iii) commencing an action, and obtaining a judgment, against Borrower to recover all or any part of the Subordinated Debt, or (iv) commencing an action against Borrower (a) for delivery of financial and other information required to be delivered under the Subordinated Lender Documents, (b) to enable Subordinated Lender to inspect the property of Borrower on Borrower's premises, or
(c) to enable representatives of Subordinated Lender to attend board meetings of Borrower; provided, that in no event shall (x) any such action referred to in clauses (iii) and (iv) immediately above invo1ve the collateral, including without limitation, any action for turnover or possession of the Collateral, or (y) Subordinated Lender (A) take any action to require Borrower to pay the debts of any third party, or (B) enforce any judgment obtained against Borrower, whether by attachment, levy or the like, or by any other means.

    2.5. Suspension of Payment When Subordinated Debt in Default. Upon written notice by Subordinated Lender to Borrower that a default or an "Event of Default" under and as defined in the Subordinated Note or under and as defined. in the Note Purchase Agreement has occurred and that Subordinated Lender intends to take an enforcement action (an "Enforcement Notice"),(i) Subordinated Lender shall simultaneously give Senior Lender a copy of such Enforcement Notice, and (ii) for a Blockage Period of 180 days from the date of such Enforcement Notice, Subordinated Lender shall not receive any payments otherwise permitted under Section 2.2 and shall not have any right to ask for, demand, sue for, take, or receive from Borrower, by Setoff recoupment, enforcement of rights in Collateral, or otherwise, any payment or distribution of any asset of Borrower of any kind or character on account of principal of or interest on the Subordinated Note or any other amounts payable under the Subordinated Note or other Subordinated Lender Documents unless the Senior Debt shall have been discharged or paid in full, or so long as no Event of Default under and as. defined in the Loan Agreement has occurred and is continuing, unless and until such default shall have been cured or waived to the reasonable satisfaction of Senior Lender. Thereafter (i) Borrower may pay the Subordinated Lender all Missed Payments and any regularly scheduled payments of principal, interest and Expenses due after such Blockage Period so long as no subsequent Blockage Period is in affect; provided, that Subordinated Lender shall have no right to receive any such payments if either (a) Senior Lender has accelerated the Senior debt, or (b) a monetary or payment default exists under the Loan Agreement, and (ii) Subordinated Lender may take any action otherwise prohibited during the B1ockage Period as described above; provided, that if Subordinated Lender takes any such action, any monies or other assets received by Subordinated Lender in connection with any such action shall be held in trust for Senior Lender and immediately paid over to Senior Lender for application to the Senior Debt so long as either (a) Senior Lender has accelerated the Senior Debt or. (b) a monetary or payment default exists under the Loan Agreerment. Notwithstanding the foregoing, if a default under the Subordinated Note or the Note Purchase Agreement becomes the basis for a Default Notice and commencement of a Blockage Period pursuant to Section 2.4, the provisions of Section 2.4 shall govern and control the rights and obligations of Senior Lender and Subordinated Lender with respect to such default; provided, that if either Senior Lender or Subordinated Lender commences a Blockage Period under Section 2.4 or Section 2.5, respectively, and the other commences a subsequent Blockage Period before expiration of the then existing Blockage Period, the latter Blockage Period shall be in effect for not more than 180 days from the date of commencement of the Blockage Period that was first initiated. In the event a Blockage Period expires under either Section 2.4 or 2.5 and Subordinated Lender has commenced an enforcement action that was prohibited during such Blockage Period before a new B1ockage Period is initiated, Subordinated Lender sha1l not be prohibited from continuing with such enforcement action during a subsequent; Blockage Period so long as prior to initiation of such subsequent Blockage Period (i) Subordinated Lender has taken substantial steps to pursue such enforcement action (e.g. Subordinated Lender initiated a collection, foreclosure, replevy, receivership or similar action against Borrower) and (ii) the Event of Default giving rise to such enforcement action is not cured or otherwise waived; provided. that notice to account debtors shall, in. and of itself, not constitute a substantial step to pursue such enforcement action.

    2 6 Payment Over of Proceeds Upon Event of Default or Default. In the event that Subordinated Lender shall receive any payment or distribution of assets of Borrower of any kind or character, in respect of the Subordinated Debt, that it is not entitled to receive pursuant to this Agreement, such payment or distribution shall be segregated and shall be deemed to have been received by Subordinated Lender in trust, as trustee, for the benefit of Senior Lender. Subordinated Lender shall promptly upon receipt, and immediately upon demand by Senior Lender, deliver the same to Senior Lender, in the form received from Borrower with any necessary endorsement or assignment, or Subordinated Lender shall pay to Senior Lender an amount equal to the payment received from or on behalf of Borrower, for application to the payment of the Senior Debt remaining unpaid. Until so delivered to Senior Lender, all such Payments and distributions shall be held in trust by Subordinated Lender as the property of Senior Lender.

    2.7  Provisions Solelv to Define Relative Rights. The provisions of
Section 2 are solely for the purpose of defining the relative rights of Subordinated Lender and Senior Lender. Nothing contained in Section 2 or elsewhere in this Agreement shall impair, as between Borrower and Subordinated Lender, the obligation of Borrower, which is absolute and Unconditional, to pay to Subordinated Lender, the principal of and interest on the Subordinated Note and the other indebtedness, if any, owing to Subordinated Lender under the other Subordinated Lender Documents as and when the same shall become due and payable in accordance with its terms. This Agreement is not for the benefit of any person other than Subordinated Lender and Senior Lender.

    2.8 Power of Attorney. Subordinated Lender hereby irrevocably appoints Senior Lender as attorney-in-Fact for Subordinated Lender to file any claim or proof of claim in any bankruptcy or insolvency proceeding in the event Subordinated Lender fails to file any such claim or proof of claim by the thirtieth (30th) day before the bar date for filing such claim or proof of claim. Subordinated Lender will execute and deliver to Senior Lender such other and further powers-of-attorney or other documents and agreements as Senior Lender may reasonably request in order to accomp1ish the foregoing, and shall cooperate with Senior Lender in providing information and copies of any documentation requested by Senior Lender to accomplish the foregoing. Nothing in this
Section 2.8 shall prohibit Subordinated Lender from voting its claim in any such bankruptcy case as Subordinated Lender deems appropriate.

    2.9  No Waiver of Subordination Provisions.

          (i) No right of Senior Lender to enforce the subordination an herein provided shall be prejudiced or impaired by any act or failure to act by Subordinated Lender or Borrower, or by any act or failure to act, in good faith, by Senior Lender, or by any non-compliance by Borrower with the terms, provisions, and covenants of this Agreement or any of the Subordinated Lender Documents, regardless of any knowledge thereof Senior Lender may have or be otherwise charged with,

          (ii)  Without in any way limiting the generality of Subsection
(i) of this Section 2.9, Senior Lender may, at any time and from time to time, without the consent of or notice to Subordinated Lender, and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of Subordinated Lender to Senior Lender, do any one or more of the fo1lowing: (a) change the manner, place, or terms of payment or extend the time of Payment of, or refund or refinance, or renew or amend the terms of the Senior Debt or any instrument evidencing the senior Debt or any agreement under which the Senior Debt is outstanding; provided, that Senior Lender shall not, without the consent of Subordinated Lender, (w) increase the 'Maximum Credit" under and as defined in the Loan Agreement above $5,500,000, (x) increase the rates of interest payable under the Senior Lender Documents except that senior Lender shall be entitled to charge any default rate of. interest as set forth an the Loan Documents, (y) extend the "Term" under and as defined in the Loan Agreement beyond October 31, 1996, or
(z) add any additional covenants or events of default to the Loan Documents or make any covenants or events of default included in the Loan Documents more restrictive than those existing on the date of this Agreement; provided that nothing in this Agreement shall restrict or prohibit Lender from adjusting the advance rate or making changes to the eligibility criteria (b) sell, exchange, release, or otherwise deal with any Collateral, or take additional property to secure the senior Debt;
(c) release any person or entity 1iab1e in any manner for the payment, performance, or collection of the Senior Debt; and (d) exercise or refrain from exercising any right or waive any right or claim against Borrower or any other person or entity.

    2.10 Subrogation. Upon the satisfaction and payment in full of the Senior Debt, Subordinated Lender shall be subrogated to the rights of Senior Lender to receive payments and distributions. of cash, property, and securities on account of the Senior Debt, to the extent of any payments or distributions on account of the Subordinated Debt that were received and applied by Senior Lender to the Senior Debt as a result of the provisions of this. Agreement until the principal of; and interest on, the Subordinated Debt :sha11 be paid in full. For purposes of such subrogation, no payments or distributions; to Senior Lender by Borrower, or payments received by Subordinated Lender and paid over to Senior Lender, of any cash, property or securities which Subordinated Lender would have been entitled to receive and apply on account of the Subordinated Debt but for the provisions of this Agreement shall, as among Borrower, its creditors other than Senior Lender and Subordinated Lender, be deemed to be a payment or distribution by Borrower on account of. the Senior Debt.

    2.11 Consent to Security Interests. Subordinated Lender and Senior Lender each consent to the continuing liens and security interests of the other in the Collateral, as described herein.

    3. Prepayment. So long as any of the Senior Debt remains unpaid and outstanding, Subordinated Lender shall not ask for, demand, sue for, take, or receive from. Borrower any prepayment of the Subordinated Note or the other Subordinated Debt unless Senior Lender shall have given its prior written consent to such prepayment and to the application of such prepayment to the Subordinated Debt.

    4. Amendment and Waiver. Any term covenant, agreement, or condition of this Agreement may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Senior Lender and Subordinated Lender; provided, however, that no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

    5. Modification and Assignment of Subordinated Debt. Subordinated Lender may, at any time and from time to time, without the consent of Senior Lender, without incurring responsibility to any Senior Lender, and without impairing or releasing any of Subordinated Lender's rights, or any of the obligations of Senior Lender hereunder, amend or modify the Subordinated Debt Documents; provided that Subordinated Lender shall not, without the prior written Consent of Senior Lender, agree to or allow any such amendment or modification that has the effect of (i) increasing the principal amount of the Subordinated Debt above the amount outstanding on the date of this Agreement, (ii) increasing the rates of interest payable under the Subordinated Notes or the other Subordinated Lender Documents above the rates in effect under the Subordinated Lender Documents as of the date of this Agreement (except that Subordinated Lender shall be entitled, upon notice to Senior Lender, to charge the default rate of interest set forth in the Subordinated Lender Documents upon the occurrence of a default under the Subordinated Lender Documents), (iii) accelerating the amortization or maturity date of- the Subordinated Debt from the scheduled amortization and maturity date in effect under the Subordinated Debt Documents as of the date at this Agreement, or (iv) adding any additional covenants or events of default to the Subordinated Lender Documents or making any covenants or events of default under the Subordinated Lender Documents more restrictive than those existing on the date of this Agreement. The Subordinated Lender Documents may be assigned by Subordinated Lender to any transferee without the prior written consent of Senior Lender so long as the transferee agrees in writing to be bound by the terms of this Agreernent.

    6. Application of Payments, Marshalling of Assets. Subordinated Lender agrees that all payments received by Senior Lender may be applied and reapplied, in whole or part, to any of the Senior Debt, as Senior Lender, in its sole discretion, deems appropriate. Subordinated Lender agrees that the subordination by Subordinated Lender of the priority of its liens upon and security interests in the Collateral to the priority of the liens and security interests of Senior Lender shall not be affected by, and Subordinated Lender expressly waives any right; accruing to Subordinated Lender as a result, of, or with respect to:

          (i) any obligation or failure by Senior Lender to marshal any assets in favor of Subordinated Lender or against or in payment of all or any of the indebtedness evidenced by any Subordinated Lender
Document;

          (ii) any failure by Senior Lender to enforce any security interest in or lien upon other assets, if any, of Borrower or any other obligor or guarantor of the Senior Debt before enforcement of any security interest in or lien upon the Collateral,

          (iii) any failure by senior Lender to pursue any remedy against Borrower or any other assets; of Borrower, or against any other individual, entity or property that may be liable for or security for the Senior Debt, including, without limitation, any guarantor, or any collateral for any guaranty, of the Senior Debt;

          (iv) any release by Senior Lender of (a) any security interest in or lien upon any collateral, (b) any guarantor or other individual or entity now or hereafter liable for the Senior Debt, or (c) any other property that may now be or hereafter become security for the Senior Debt;

          (v) any amendments to or modifications of the Loan Agreement, or of any other Loan Document, or any individual or entity liable for the Senior Debt (unless such amendments, are prohibited under Section
2.9 hereof); or

          (vi) any failure by Senior Lender to pursue any other right or remedy in the power of Senior Lender.

          Subordinated Lender further agrees that, to the extent that Borrower makes a payment or payments to Senior Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set: aside, or required to be repaid to a trustee or receiver or any other party under the Bankruptcy Code, any State or federal law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as part of the obligations of Borrower under the Senior Debt as if said payment had not been made, and shall be subject in all respects to the subordination and subrogation provisions in favor of Senior Lender hereunder.

    7. Non Interference with Senior Lender's Rights. Subordinated Lender agrees that the Subordinated Lender will not take any action to prejudice or interfere in any manner with any right or remedy of Senior Lender under the Loan Agreement or any other Loan Document; provided, that nothing' in this Section 7 shall prohibit Subordinated Lender from taking any action otherwise permitted under this Agreement and nothing in this Section 7 shall prohibit Subordinated Lender from opposing any motion for relief from the automatic stay that may be filed by Senior Lender in any bankruptcy case of Borrower or from voting any claim of Subordinated Lender in any such bankruptcy case as Subordinated Lender deems appropriate. At no time, whether before or after the commencement of a bankruptcy proceeding, shall Subordinated Lender challenge the extent, validity, enforceability, perfection or priority of Senior Lender's security interest in the Collateral.

    8. Indebtedness Under the Subordinated Note and Other Subordinated Lender Documents Owed Only to Subordinated Lender. Subordinated Lender warrants and represents to Senior Lender that Subordinated Lender holds all of the Subordinated Debt and has not assigned any Interest in the indebtedness evidenced by any Subordinated Lender Documents to any party, that no other party owns an interest in the Subordinated Debt other than Subordinated Lender, whether as joint holders of said indebtedness, Participants, or otherwise., and, except as permitted under Section 5 of this Agreement, that the entire amount of the Senior Debt is, and shall continue to be, owing only to Subordinated Lender

    9. Instrument Legend. The Subordinated Note is or will on the date hereof be, inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of Senior Lender pursuant to the terms of this Agreement Any instrument evidencing any indebtedness or any portion of any indebtedness owing by Borrower to Subordinated Lender, whether or not negotiable, which is hereafter excuted by Borrower will, on the date thereof, be inscribed with the aforesaid legend.

    10. Notice. Any notice, demand, request, consent, approval, declaration, delivery, or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either de1ivered in person with receipt acknowledged or sent by facsimile that is confirmed by registered or certified nail, return receipt requested, postage prepaid, addressed as follows:

          (i)  If to Subordinated Lender, at:
SeaCoast Capital Partners Limited Partnership
c/o Seacoast Capital Corporation
5 Ferncroft Road
Danvers, MA 01923
Attention: Thomas W. Gorman
Facsimile: (508) 750-1301

Allied Investment Corporation
A11ied Investment Corporation II
Allied Capital Corporation' II
1666 K Street, N.W., Suite 901
Washington, DC 20006
Attention: George Stelljes III
Facsimile (202) 659-2053

with copies to:

Hughes & Luce. L.L.P.
1717 Main Street, Suite 2800
Dallas, TX 75201
Attention: Larry A Makel, Esq.
Facsimile (214) 939-6100

Dickstein Shapiro & Marin
2101 L Street N.W., Suite 800
Washington, D.C. 20037
Attention: David Parker, Esq.
Facsimile (202) 887-0689

(ii) If to Senior Lender:

Concord Growth Corporation
1170 East Meadow Drive
Palo Alto, CA 943O3
Attention: Geoffrey Butner
Facsimile: (415) 857-0900

with copies to:

Murphy, Weir & Butler
101 California Street, 39th Floor
San Francisco, CA 94111
Attention: Jane K Sprinqwater, Esq
Facsimile: (415) 421-7979

or at such other address or facsimile transmission number as; may be substituted by notice as herein provided

    11.  Miscellaneous.

          11.1 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the successors and, assigns of Senior Lender and the permitted successors and assigns of Subordinated Lender.

           11.2. Section titles. The section titles contained in this Agreement are are and shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement set forth in this Agreement, but are inserted for convenience only.

          11.3. Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalidated under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this Agreement.

          11.4 Attorneys' Fees.. If either Subordinated Lender or Senior Lender shall incur costs and expenses, including attorneys' fees and costs, to enforce its rights under this Agreement, the prevailing party shall be entitled to recover from the other party the reasonable amount of such costs and expenses incurred.

          11 5 Governing Law, Consent to Jurisdiction and Venue. In all respects, including all matters of construction, validity, and performance, this Agreement and the obligations arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and performed in such State, without regard to the principals thereof regarding conflict of law, and any applicable laws of the United States of America. THE PARTIES HERETO CONSENT TO PERSONAL JURISDICTION, WAIVE ANY OBJECTION AS TO JURISDICTION AND VENUE, AND AGREE NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURSIDICTION OR VENUE IN THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. Service of process on any the the parties hereto in any action arising out of or relating to this Agreement shall be effective if mailed to such party at the address listed in Section 10 of this Agreement Nothing herein shall preclude Senior Lender or Subordinated Lender from bringing suit or taking other legal action in any other jurisdiction.

    11.6 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKEY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE FEDERAL AND STATE LAWS TOAPPLY, RATHER THAN ARBITRATION RULES, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIE UNDER THIS AGREEMENT.

    11.7 Counterparts. This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be deemed to be an original an all of which, when taken together, shall constitute on and the same agreement.

           In witness whereof, the parties hereto have executed this Agreement as of the day and year first above written.

Allied Investment Corporation
("Subordinated Lender")
By: Robert M. Monk
Assistant Vice President

Allied Capital Corporation II
("Subordinated Lender")
By: Robert M. Monk
Assistant Vice President

Allied Investment Corporation II
("Subordinated Lender")
By: Robert M. Monk
Assistant Vice President

Seacoast Capital Partners Limited Partnership
("Subordinated Lender")
By Seacoast Capital Corporation, General Partner
By Thomas W. Gorman
Vice President

Concord Growth Corporation
By Geoffrey Butner
Vice President